UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

INTEL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
May 4, 2022
Dear Fellow Stockholders,
We recently sent you proxy materials for the Intel Corporation (“Intel”) 2022 Annual Stockholders’ Meeting being held on May 12. Your vote is extremely important, no matter how many shares you hold.
At the meeting, stockholders will be asked to consider and vote on the following management proposals: (i) election of 10 director nominees, (ii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022, (iii) advisory approval of the executive compensation of our listed officers, and (iv) approval of amendment and restatement of the 2006 Equity Incentive Plan (“2006 EIP”); as well as (v) a stockholder proposal requesting an amendment to the company’s stockholder special meeting right, and (vi) a stockholder proposal requesting a third-party audit and report on whether written policies or unwritten norms at the company reinforce racism in company culture.
The Intel Board of Directors unanimously recommends that stockholders vote “FOR” each of our director nominees, the ratification of our accounting firm, the advisory vote to approve executive compensation, and the amendment and restatement of the 2006 EIP (FOR proposals 1 through 4); and vote “AGAINST” the two stockholder proposals (proposals 5 and 6). Your support is extremely important to Intel. Please vote today to participate at this important annual meeting.
Whether or not you plan to virtually attend the annual meeting, please vote by proxy over the internet or telephone using the instructions included on the accompanying proxy card or voting instruction form.
If you have questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Intel, toll free at (866) 796-7178.
Thank you for your continued support.
On behalf of the Board of Directors

Susie Giordano
Corporate Secretary
TWO EASY WAYS TO VOTE